EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hawaiian Holdings, Inc. 2015 Stock Incentive Plan of our reports dated February 9, 2015, with respect to the consolidated financial statements and schedule of Hawaiian Holdings, Inc. and the effectiveness of internal control over financial reporting of Hawaiian Holdings, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Honolulu, Hawaii May 21, 2015